Exhibit (j) under Form N-1A
                                             Exhibit (23) under Item 601/Reg.S-K


                CONSENT OF ERNST &AMP; YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the use of our report dated June 13, 2000, in the Post-Effective Amendment Number 42 to the Registration Statement (Form N-1A No. 33-31602) of the U.S. Treasury Cash Reserve Fund dated June 30, 2000.

ERNST & YOUNG LLP


Boston, Massachusetts
June 26, 2000